SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ENZON, INC.
                (Name of Registrant as Specified In Its Charter)

                               KENNETH J. ZUERBLIS
                   (Name of Person(s) filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

|_|   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:


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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.


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      (4)   Proposed maximum aggregate value of transaction:


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      (5)   Total fee paid.


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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:


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

                                     [LOGO]

                                685 Route 202/206
                          Bridgewater, New Jersey 08807
                                 (908) 541-8600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 3, 2002

      To our Stockholders:

      You are hereby notified that the annual meeting of stockholders (the "Annual Meeting") of Enzon, Inc., a Delaware corporation ("Enzon" or the "Company") will be held at the Embassy Suites Hotel, 121 Centennial Avenue, Piscataway, New Jersey on Tuesday, December 3, 2002 at 10:00 a.m. local time, for the following purposes:

      1. To elect two Class I directors, each for a term of three years in accordance with the Company's Certificate of Incorporation and By-Laws (Proposal No. 1);

      2. To vote on a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from "Enzon, Inc." to "Enzon Pharmaceuticals, Inc." (Proposal No. 2);

      3. To ratify the selection of KPMG LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2003 (Proposal No. 3); and

      4. To transact such other matters as may properly come before the Annual Meeting or any adjournment thereof.

      Only holders of record of the Company's Common Stock, par value $.01 per share, and Series A Cumulative Convertible Preferred Stock, par value $.01 per share, at the close of business on October 25, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

      We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                             By order of the Board of Directors,


                                             /s/Kenneth J. Zuerblis
                                             -----------------------
                                             Kenneth J. Zuerblis
                                             Corporate Secretary

      Bridgewater, New Jersey
      October 28, 2002

                                     [LOGO]

                                     -------

                                 PROXY STATEMENT

                                     -------

      This Proxy Statement is furnished to stockholders of record of Enzon, Inc. ("Enzon" or the "Company") as of October 25, 2002, in connection with the solicitation of proxies for use at the annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, December 3, 2002 and at any adjournment thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement was first mailed to stockholders of the Company on or about November 1, 2002, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2002. The principal executive offices of the Company are located at 685 Route 202/206 Bridgewater, New Jersey 08807, telephone (908) 541-8600.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Only holders of the Company's common stock, par value $.01 per share (the "Common Stock" or "Common Shares") and Series A Cumulative Convertible Preferred Stock, $.01 per share (the "Series A Preferred Stock" or "Series A Preferred Shares") outstanding at the close of business on October 25, 2002 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. As of the Record Date, the number and class of shares of stock that were outstanding and will be entitled to vote at the meeting were 43,001,323 Common Shares and 7,000 Series A Preferred Shares. Each Common Share and Series A Preferred Share is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

      To be elected, a director must receive a plurality of the votes of the Common Shares and Series A Preferred Shares, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of at least a majority of the Common Shares and Series A Preferred Shares outstanding as of the record date, and entitled to vote thereon, voting together as a single class, is necessary for approval of Proposal No. 2. The affirmative vote of at least a majority of the Common Shares and Series A Preferred Shares, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class, is necessary for approval of Proposal No. 3. A quorum is representation in person or by proxy at the Annual Meeting of at least one-third of the combined Common Shares and Series A Preferred Shares outstanding as of the Record Date.

      Pursuant to the Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Proxy cards which are voted by marking "Withheld" or "Abstain" on a particular matter are counted as present for quorum purposes and for purposes of determining the outcome of such matter, but since they are not cast "For" a particular matter, they will have the same effect as negative votes or votes cast "Against" a particular matter. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum; however, with respect to proposals which require the affirmative vote of a percentage of shares present at the Annual Meeting for approval, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matter. With respect to proposals which require the affirmative vote of a percentage of the outstanding shares for approval, since such broker non-votes are not cast "For" a particular matter, they will have the same effect as negative votes or votes cast "Against" such proposals.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      Pursuant to the provisions of the Company's Certificate of Incorporation and By-laws, the Board of Directors is comprised of three classes of directors, designated Class I, Class II and Class III. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are duly elected and qualified. Two Class I directors will be elected at this year's Annual Meeting. The nominees for election to the office of director, and certain information with respect to their backgrounds and the backgrounds of non-nominee directors, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as Class I directors. Each of the nominees named herein presently serves as a director of the Company. In the event any of the nominees named herein is unable to serve as a director, discretionary authority is reserved to the Board of Directors to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected.

                 Nominees for Election to the Office of Director
                           at the 2002 Annual Meeting

             Nominee                   Age      Director Since         Position with the Company
---------------------------------    -------    --------------     ---------------------------------
Arthur J. Higgins (4)                  46           2001              President and Chief Executive Officer,
                                                                      Chairman of the Board

Dr. Rosina B. Dixon (1)(2)(5)          59           1994              Director

                    Non-Nominee Directors Continuing to Serve
             in the Office of Director after the 2002 Annual Meeting

             Nominee                   Age      Director Since         Position with the Company
---------------------------------    -------    --------------     ---------------------------------
David S. Barlow (1)(2)(3)(7)           45           1999              Director

Rolf A. Classon (1)(3)(7)              57           1997              Director

Robert LeBuhn (3)(4)(5) (7)            70           1994              Director

Dr. David W. Golde (2)(5)(6)           62           1998              Director

Robert L. Parkinson Jr. (6)(8)         51           2002              Director

(1)   Member of the Compensation Committee

(2)   Member of Scientific Advisory Committee

(3)   Member of the Finance and Audit Committee

(4)   Member of the Executive Committee

(5)   Member of Corporate Governance Committee

(6)   Class II director serving until the 2003 Annual Meeting

(7)   Class III director serving until the 2004 Annual Meeting

(8)   Member of Compensation Committee as of September 11, 2002

BUSINESS EXPERIENCE OF DIRECTORS

Nominee Class I Directors Serving Until the 2002 Annual Meeting

      Arthur J. Higgins, has served as the Company's President, Chief Executive Officer and a director of the Company since May 31, 2001, and Chairman of the Board since December 3, 2001. Prior to joining the Company, Mr. Higgins had been with Abbott Laboratories for 14 years and most recently served as Senior Vice President of Pharmaceutical Operations since 1998. He also held various other positions at Abbott Laboratories, including Vice President of Pacific, Asia and Africa Operations and Vice President of International Business Development. Previously, Mr. Higgins worked for Bristol-Myers and Sandoz in the U.K. Mr. Higgins graduated from Strathclyde University, Scotland and holds a B.S. degree in biochemistry.

      Dr. Rosina B. Dixon, has served as a director of the Company since August 1994. Dr. Dixon has been a consultant to the pharmaceutical industry since 1987. Prior to such time she held senior positions at Ciba-Geigy Pharmaceuticals, a division of Ciba-Geigy Corporation, and Schering-Plough Corporation. She received her M.D. from Columbia University, College of Physicians and Surgeons and is certified by the National Board of Medical Examiners and the American Board of Internal Medicine. She is a member of the American College of Clinical Pharmacology, American Society for Clinical Pharmacology and Therapeutics, and the National Association of Corporate Directors and currently serves as a director of Church & Dwight Co., Inc. and Cambrex Corporation.

      The Board of Directors recommends a vote FOR Mr. Higgins and Dr. Dixon as Class I Directors (Proposal No. 1 on the Proxy Card).

Non-Nominee Class II Directors Serving until the 2003 Annual Meeting

      Dr. David W. Golde, has served as a director of the Company since March 1998. Dr. Golde is currently a Professor of Medicine at Cornell University Medical College, a Professor of Molecular Pharmacology and Therapeutics at Cornell University Graduate School of Medical Sciences, a tenured member of Sloan Kettering Institute and attending physician at Memorial Hospital, at the Sloan-Kettering Cancer Center. From 1996 to 2002, Dr. Golde was Physician-In-Chief at Memorial Sloan-Kettering Cancer Center. From 1991 to 1996, Dr. Golde served as Head of the Division of Hematologic Oncology at Memorial Sloan-Kettering Cancer Center. Prior to 1991, Dr. Golde was a professor of medicine and Chief of the Division of Hematology and Oncology at UCLA, Director of the UCLA AIDS Center and Director of the UCLA Clinical Research Center. Dr. Golde serves on the Board of Directors of Viasys, Inc.

      Robert L. Parkinson, Jr., has served as a director of the Company since February 2002. In August 2002 Mr. Parkinson was appointed as the Dean of Loyola University Chicago's School of Business Administration and its Graduate School of Business. Mr. Parkinson worked at Abbott Laboratories from 1976 until 2001. From 1999-2001, Mr. Parkinson served as President and Chief Operating Officer of Abbott Laboratories. He was elected Executive Vice President in 1998, responsible for overseeing Abbott's international operations for pharmaceutical, hospital and nutritional products as well as the U.S.-based Ross laboratories division. From 1995-1998, Mr. Parkinson served as president of international operations and from 1993-1995, he served as president of chemical and agricultural products. Mr. Parkinson was named vice president of European operations in 1990 and had previously served as vice president of marketing and sales, hospital products. Mr. Parkinson is currently Chairman of the Board of GeneProt Inc. and serves on the Board of Directors of Northwestern Memorial Hospital.

Non-Nominee Class III Directors for Election at the 2004 Annual Meeting

      David S. Barlow, has served as a director of the Company since June 1999. Mr. Barlow has served as President of Black Diamond Capital, a private investment company, since October 1999. From 1995 to September 1999, Mr. Barlow was President of Pharmaceuticals at Sepracor, Inc. From 1993 to 1995, Mr. Barlow served as the General Manager of Pharmaceuticals at Sepracor, Inc. Prior to 1993, Mr. Barlow held several senior level positions at Rhone-Poulenc Rorer, Inc., including Vice President, World Wide Marketing and Business Development at Armor Pharmaceutical Company, a subsidiary of Rhone-Poulenc Rorer, Inc. Mr. Barlow serves on the Board of

Directors of Pan Pacific Pharmaceuticals, Inc., Biostream, Inc., Red Bird LLC and New River Pharmaceuticals. He also serves on the Board of Trustees of Bates College, McLean Hospital and Newton Country Day School.

      Rolf A. Classon, has served as a director of the Company since January 1997. Since 1995 Mr. Classon has served as an Executive Vice President of Bayer Corporation and President of Bayer Diagnostics. From 1991 to 1995, Mr. Classon was an Executive Vice President in charge of Bayer Diagnostics' Worldwide Marketing, Sales and Service operations. From 1990 to 1991, Mr. Classon was President and Chief Operating Officer of Pharmacia Biosystems A.B. Prior to 1991, Mr. Classon served as President of Pharmacia Development Company Inc. and Pharmacia A.B.'s Hospital Products Division.

      Robert LeBuhn, has served as a director of the Company since August 1994. Mr. LeBuhn is a private investor and is a director of Cambrex Corporation and US Airways Group, Inc. He is Trustee and Chairman of the Geraldine R. Dodge Foundation, a Trustee and Treasurer of All Kinds of Minds, a Trustee of Executive Service Corp., and a trustee of the Aspen Music Festival and School and President of its National Council.

                             DIRECTORS' COMPENSATION

Directors' Cash Compensation

      During the fiscal year ended June 30, 2002, the Company paid its former Chairman of the Board Randy H. Thurman $53,000 in consideration for serving as Chairman. Mr. Higgins succeeded Mr. Thurman as Chairman of the Board on December 3, 2001. Under the Company's 1996 Independent Directors' Stock Plan, as amended (the "Independent Directors' Stock Plan") non-executive members of the Board of Directors ("Independent Directors") can elect at the end of the calendar year to receive up to 50% of the fees payable under the Independent Directors' Stock Plan in cash, with the remainder of the fees to be paid in Common Stock. The Independent Directors' Plan provides for compensation to Independent Directors of $2,500 per quarter plus $500 for each meeting attended. During the fiscal year ended June 30, 2002, Dr. David Golde and Dr. Rosina Dixon elected to receive 50% of their compensation for the year ended December 31, 2001 under this plan in cash which totaled $6,750 and $7,250, respectively. All other directors elected to receive 100% of their compensation as stock.

Directors' Stock Options

      Through January 2, 2002, Independent Directors received annual stock option grants under the Company's Non-Qualified Stock Option Plan pursuant to a formula that was approved by stockholders. Under the formula, each of the Independent Directors automatically received an option to purchase 10,000 shares of Common Stock annually on January 2 (the "Regular Grant"). Newly elected directors also received an option to purchase 10,000 shares of Common Stock (the "Initial Election Grant") on the date of each Independent Director's initial election to the Board. In addition, each newly-elected Independent Director automatically received an option to purchase such Independent Director's pro rata share of the Regular Grant for the year in which such Independent Director was initially elected to the Board, which equals the product of 833 multiplied by the number of whole months remaining in the year until the next Regular Grant (the "Pro Rata Grant"). In December 2001, the stockholders approved the Company's 2001 Incentive Stock Plan and in September 2002 the Compensation Committee of the Board of Directors voted to stop making the annual formula grants of stock options to Independent Directors under the Non Qualified Plan since that plan was running out of shares and to instead make such annual formula grants of stock options to the Independent Directors under the 2001 Incentive Stock Plan commencing as of January 2, 2003. In addition, in September of 2002 the Compensation Committee of the Board of Directors decided to change the number of shares subject to the option granted as the Regular Grant from 10,000 to 5,000. As a result the multiplier used to determine the number of shares subject to the option granted as a Pro Rata Grant subsequent to January 2, 2003 was changed from 833 to 417. The number of shares subject to the option granted as an Initial Election Grant remained at 10,000.

      The options granted as a Regular Grant vest and become exercisable on the January 1st following the date of grant. The options, granted pursuant to a Pro Rata Grant, vest and become exercisable on the January 1st following such Independent Director's initial election to the Board. The options granted pursuant to an Initial Election Grant vest and become exercisable as to 5,000 shares one year after the date of grant; and as to 5,000 shares two years after the date of grant. The per share exercise price of options granted pursuant to the formula is equal to the fair market value of the Common Stock on the date of grant.

      An option granted to an Independent Director pursuant to the formula will not become exercisable as to the relevant shares unless such Independent Director has served continuously on the Board of Directors during the period commencing on the date the option was granted and terminating on the date the option is scheduled to vest; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability all options granted under the Formula and held by such Independent Director nonetheless vest and become exercisable as though such Independent Director fulfilled the continuous service requirement. If an Independent Director does not fulfill such continuous service requirement the Committee, in its sole discretion, may waive such continuous service requirement. An option granted to an Independent Director pursuant to the Formula remains exercisable for a period of ten years from the date of grant.

Independent Directors' Stock Plan

      Through December 31, 2001, the Company's Independent Directors received compensation for serving on the Board of Directors payable in shares of the Company's common stock or a combination of shares of common stock and cash under the Company's Independent Directors Stock Plan. In September 2002 the Compensation Committee of the Board of Directors decided to terminate the Independent Directors Stock Plan as a stand-alone plan and to instead issue shares of the Company's common stock under the Independent Directors Stock Plan pursuant to the 2001 Incentive Stock Plan. During fiscal 2002, each Independent Director was entitled to compensation of $2,500 per quarter and $500 for each meeting attended by such Independent Director under the Independent Director's Stock Plan. In 2002, in connection with the reduction of shares subject to the option granted under the Regular Grant to Independent Directors the Compensation Committee of the Board of Directors approved a change, effective for the quarter ended March 31, 2002 and for each quarter thereafter, to the compensation under the Independent Directors Stock Plan to include the payment of $500 for committee meetings attended by the Independent Directors which are held on a day when no Board of Directors meeting is held. Under the Independent Directors' Stock Plan the Independent Directors are entitled to elect to receive up to 50% of the fees payable under the Independent Directors' Stock Plan in cash, with the remainder of the fees to be paid in shares of the Company's common stock. Fees payable and shares issuable under the Independent Director's Stock Plan are paid annually at the end of the calendar year. The number of shares issued will be based on the last reported sale price of a share of common stock on the Nasdaq National Market at the end of the quarter for which fees are payable. During the fiscal year ended June 30, 2002, the Company paid cash fees of $6,750 to Dr. David Golde and $7,250 to Dr. Rosina Dixon. All other directors elected to receive 100% of their compensation in shares of the Company's common stock. During the fiscal year ended June 30, 2002, the Company recorded an aggregate of $89,000 in Independent Directors' fees, a summary of which follows:

                                                               Value of
                                                             Consideration
                                                             -------------
            Randy H. Thurman(1)                                 $12,600
            David S. Barlow                                      14,100
            Rolf A. Classon                                      14,100
            Rosina B. Dixon                                      14,600
            David W. Golde                                       14,100
            Robert LeBuhn                                        14,100
            Robert L. Parkinson                                   5,000

      (1) In addition to the standard directors fees, Mr. Thurman received $53,000 for serving as Chairman of the Board for the period from July 1, 2001 to December 3, 2001. Mr. Thurman resigned from the Board of Directors on May 7, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      Ownership of and transactions in the Company's Common Stock by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely on the Company's review of such reports and written representations from certain reporting persons, during the fiscal year ended June 30, 2002 all such reports were filed in a timely manner.

Directors' Stock Ownership Program

      In October 2000, the Board of Directors implemented a director's stock ownership program which requires each of the directors to own beneficially, outstanding Common Stock of the Company with a market value of at least $100,000 within two years after the director first joins the Company's Board of Directors. The determination of whether the shares owned beneficially by a director meet the $100,000 minimum market value requirement will be based on the highest average trading price of the Common Stock over any consecutive twenty trading days during the two year period after the director first joins the Company's Board of Directors or the price paid for the Common Stock by the director. Shares of Common Stock underlying outstanding options will not be counted towards satisfaction of this requirement. The Board of Directors may waive this requirement under certain circumstances. All of the Company's current directors meet this requirement.

               INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS
                           AND COMMITTEES OF THE BOARD

      Eight meetings of the Company's Board of Directors were held during the fiscal year ended June 30, 2002. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors, of which such director was a member, held during the fiscal year.

      As of June 30, 2002, the standing committees of the Company's Board of Directors were the Finance and Audit Committee, the Compensation Committee, the Executive Committee, the Scientific Advisory Committee and the Corporate Governance Committee.

      As of June 30, 2002, the Finance and Audit Committee was comprised of Robert LeBuhn, chairman, Rolf A. Classon and David S. Barlow. The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. In furtherance of such purpose, the Finance and Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company's independent Auditors as well as the approval, in advance, of all services provided by the independent auditors, whether audit services or non-audit services. In addition, the Finance and Audit Committee shall assist with: (a) the overview of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls, (c) the annual independent audit of the Company's financial statements, and (d) the Company's legal compliance and ethics programs, as established by management and the Board of Directors. The Finance and Audit Committee adopted a written charter during fiscal 2000 and amended such charter in September 2002. A copy of the charter of the Finance and Audit Committee as amended, is attached to this Proxy Statement as Appendix A. The Finance and Audit Committee held three meetings during the fiscal year ended June 30, 2002.

      As of June 30, 2002, the Compensation Committee was comprised of Rolf A. Classon, chairman, Dr. Rosina B. Dixon, David S. Barlow. Robert L. Parkinson joined the Compensation Committee in September 2002. The primary functions of the Compensation Committee are to administer the Company's Non-Qualified Stock Option Plans and 2001 Incentive Stock Plan, determine the compensation of the Company's officers and senior management, and review compensation policy. There were four meetings of the Compensation Committee during the fiscal year ended June 30, 2002.

      The Scientific Advisory Committee is comprised of Dr. David W. Golde, chairman, Dr. Rosina B. Dixon and David S. Barlow. This committee provides scientific input to the Board of Directors and serves as the liaison between the Company's senior research and development management and the Board of Directors. There was one meeting of the Scientific Advisory Committee during the fiscal year ended June 30, 2002.

      The Corporate Governance Committee is comprised of Dr. Rosina B. Dixon, chairperson, Dr. David W. Golde and Robert LeBuhn. This committee reviews and sets corporate governance policy and will be responsible for director and senior management succession planning. There were no meetings of the Corporate Governance Committee during the fiscal year ended June 30, 2002.

      Given the relatively small size of the Company's current Board of Directors, the Company determined that efficiencies were not being realized from meetings of the Executive Committee and therefore suspended regular meetings of the Executive Committee in September 1994. There were no meetings of the Executive Committee during the fiscal year ended June 30, 2002.

      The Company has not yet established a policy with respect to the consideration of stockholder nominees to the Board of Directors.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

      During the fiscal year ended June 30, 2002, the members of the Board of Directors serving on the Compensation Committee of the Board of Directors were Rolf A. Classon, chairman, Dr. Rosina B. Dixon, David S. Barlow and Randy H. Thurman, none of whom are or have ever been employees of the Company. Randy H. Thurman resigned from the Board of Directors in May 2002. During the fiscal year ended June 30, 2002, no executive officer of the Company served on the compensation committee or board of directors of any other entity which had an executive officer who also served on the Compensation Committee or Board of Directors of the Company.

                    FINANCE AND AUDIT COMMITTEE INDEPENDENCE

      During the fiscal year ended June 30, 2002, the members of the Board of Directors serving on the Finance and Audit Committee of the Board of Directors were Robert LeBuhn, David S. Barlow and Rolf A. Classon, all of whom are considered "independent directors" as defined by Rule 4200 (a) (15) of the National Association of Securities Dealers listing standards.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

      Set forth below is certain information regarding the executive officers of the Company who do not serve on the Board of Directors.

      Dr. Ulrich Grau, 53, has served as the Company's Chief Scientific Officer since March 2002. From January 2000 to March 2001 Dr. Grau served as President of Research and Development at BASF Pharma. From January 1999 to July 1999 Dr. Grau served as Senior Vice President and R&D integration officer at Aventis Pharmaceuticals. From November 1997 to January 1999 Dr. Grau served as Senior Vice President Global Product Realization at Hoechst Marion Rousset.

      Kenneth J. Zuerblis, 43, has served as the Company's Chief Financial Officer since January 1996 and as Vice President, Finance since April 1994. During May 2000, Mr. Zuerblis was appointed Secretary of the Company. From July 1991 to April 1994, Mr. Zuerblis served as the Company's Controller. From January 1982 to July 1991, Mr. Zuerblis was employed by KPMG LLP in various positions, the last being senior manager. He became a certified public accountant in 1985.

                           SUMMARY COMPENSATION TABLE

      The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended June 30, 2002, 2001 and 2000 with respect to the Company's Chief Executive Officer and the other executive officers serving during the fiscal year ended June 30, 2002 (the "Named Executive Officers").

                                                                                                Long-Term
                                                                                              Compensation
                                                    Annual Compensation                          Awards
                                           ------------------------------------------  -------------------------
                                                                                       Restricted
                                                                                          Stock       Securities
           Name and                                                   Other Annual       Award(s)      Underlying     All Other
      Principal Position            Year   Salary($)    Bonus($)   Compensation($)(1)      ($)        Options(#)  Compensation($)(2)
      ------------------            ----   ---------    --------   ------------------      ---        ----------  ------------------
Arthur J. Higgins                   2002   $500,000    $750,000(3)     $190,446(4)            --      800,000(5)      $5,500
 President, Chief                   2001     23,077          --                       $1,562,500(6)   400,000(7)          --
 Executive Officer and Chairman


Ulrich Grau                         2002    101,538      50,000              --               --      150,000(8)          --
 Chief Scientific Officer


Kenneth J. Zuerblis                 2002    280,615     136,000              --               --           --          5,280
Vice President, Finance,            2001    238,500      90,000              --               --      100,000(9)       6,578
 Chief Financial Officer and        2000    194,077      65,700              --               --           --          7,622
 Corporate Secretary

Dr. Jeffrey McGuire(10)             2002    249,307      50,000                                            --          5,211
 Former Vice President,             2001    217,849      74,250              --               --      100,000(9)       6,531
 Research and Development           2000    170,552      52,900              --               --           --          5,386
 and Chief Scientific Officer

----------

      (1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Executive Officer's total annual salary and bonus.

      (2)   Consists of annual Company contributions to a 401(k) plan.

      (3) Minimum guaranteed bonus payable under Mr. Higgins' employment agreement.

      (4) Compensation related to Mr. Higgins temporary living expenses and amounts reimbursed during the fiscal year for the payment of taxes relating to the payment of such temporary living expenses by the Company on behalf of Mr. Higgins.

      (5) Pursuant to his employment agreement, Mr. Higgins as a result of his election to Chairman of the Board of the Directors during December 2001 was granted an option to purchase 400,000 of the Company's Common Stock at an exercise price of $57.67 per share. Mr. Higgins was also granted an option to purchase 400,000 shares of the Company's Common Stock at an exercise price of $28.17 as a long-term incentive during May 2002. 100,000 of these options vest each year on the anniversary date of the date on which such option was granted. The vesting and exercisability of such shares will accelerate if (i) the last sale price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Higgins is employed by the Company (ii) Mr. Higgins' employment is terminated without cause (as defined in Mr. Higgins employment agreement) in connection with a "change in control" (as defined in Mr. Higgins' employment agreement), or (iii) Mr. Higgins terminates his employment for good reason (as defined in Mr. Higgins employment agreement) in connection with a change of control.

      (6) Mr. Higgins was issued 25,000 shares of restricted Common Stock on June 29, 2001, which shall vest as to 5,000 shares per year commencing May 31, 2002. The last reported sale price of Enzon's Common Stock on June 29, 2001 was $62.50 per share. The aggregate value of Mr. Higgins' restricted Common Stock as of June 30, 2001 was $1,562,500. As of June 30, 2002, Mr. Higgins held 5,000 vested shares and 20,000 unvested shares of such restricted Common Stock. The aggregate value of such restricted Common Stock, as of June 30, 2002, was $628,000 based upon, the last reported sale price of Enzon's Common Stock on June 28, 2002. Mr. Higgins is entitled to any cash dividends declared on the restricted Common Stock; however, if the Company distributes a non-cash dividend prior to the date such shares vest, such dividend will be held by the Secretary of the Company until such shares have vested. The shares of restricted Common Stock will vest immediately upon (i) the Company terminating Mr. Higgins' employment without "cause" (as defined in Mr. Higgins' employment agreement), (ii) Mr. Higgins terminating his employment for "good reason" (as defined in Mr. Higgins' employment agreement), or (iii) Mr. Higgins' death or "disability" (as defined in Mr. Higgins' employment agreement).

      (7) Mr. Higgins was granted an option to purchase 400,000 shares of the Company's Common Stock at an exercise price of $70.00 per share in May 2001 pursuant to his employment agreement. Of these options, 200,000 vested on May 31, 2001 and became exercisable on November 30, 2001. Of the remaining 200,000 options, 25% vest and become exercisable each year on May 31, through May 31, 2005. The vesting and exercisability of such shares will accelerate if (i) the last sale price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Higgins is employed by the Company, (ii) Mr. Higgins' employment is terminated without cause in connection with a "change in control" (as defined in Mr. Higgins' employment agreement), or (iii) Mr. Higgins terminates his employment for good reason (as defined in Mr. Higgins employment agreement) in connection with a change in control.

      (8) Pursuant to his employment agreement, Dr. Grau was granted an option to purchase 150,000 shares of the Company's Common Stock at an exercise price of $45.98 per share, during March 2002. Of these options, 100,000 will vest over a five year period at a rate of 20,000 shares per year. The vesting and exercisability of such shares will accelerate if the last sale price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Dr. Grau is employed by the Company. The remaining 50,000 options shall vest on the fifth anniversary of the grant and shall immediately vest and become exercisable on the date of which the audited financial statements of the Company report net annual revenues of not less than fifty million dollars from the commercial sale of product(s) used for organ rejection or autoimmune diseases per a contemplated royalty agreement between the Company and Vivo Healthcare, provided Dr. Grau is employed by the Company on a full-time basis as its Chief Scientific Officer.

      (9) The Compensation Committee granted to each of Dr. McGuire and Mr. Zuerblis an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $44.75 per share during July 2000. 50,000 of the shares underlying each option grant will vest and become exercisable over a five year period at a rate of 10,000 shares per year. The remaining 50,000 shares will vest and become exercisable on the seventh anniversary of the date of grant, if Dr. McGuire or Mr. Zuerblis, as the case may be, is employed by the Company on such date. The vesting and exercisability of such shares will accelerate if the last sale price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Dr. McGuire or Mr. Zuerblis, as the case may be, is employed by the Company . In the event of a change in control of the Company (as defined in Dr. McGuire's and Mr. Zuerblis' option agreement), other than a liquidation, a sale of at least 80% of the assets of the Company, or a merger in which the Company is not the surviving entity, each option will vest and become exercisable according to the terms of the option agreement as if the change in control had not occurred. However, with respect to the 50,000 shares which vest on the seventh anniversary of the date of grant, if a change in control in which the Company liquidates, sells at least 80% of its assets, or merges with another company and is not the surviving corporation occurs prior to July 31, 2007, and the Company's stockholders receive at least $100 per share in connection with the change in control, the option will vest upon the change in control if Dr. McGuire or Mr. Zuerblis, as the case may be, is still employed by the Company on such date, or, in the event that Dr. McGuire or Mr. Zuerblis, as the case may be, is not still employed by the Company on such date, if Dr. McGuire's or Mr. Zuerblis' termination was not voluntary or was not for cause. With respect to the shares which vest over a five year period, if a liquidation, a sale of at least 80% of the Company's assets, or, a merger in which the Company is not the surviving entity, occurs prior to July 31, 2005, the options will vest upon the change in control if Dr. McGuire or Mr. Zuerblis, as the case may be, is still employed by the Company on such date, or, in the event that Dr. McGuire or Mr. Zuerblis is not still employed by the Company on such date, if Dr. McGuire's or Mr. Zuerblis' termination was not voluntary or was not for cause.

      (10) Dr. Grau succeeded Dr. McGuire as Chief Scientific Officer in March 2002. Dr. McGuire's full-time employment with the Company terminated as of July 31, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table contains information concerning the grant of stock options under the Company's Stock Option Plans to the Named Executive Officers during the fiscal year ended June 30, 2002.

                                     Individual Grants
                      --------------------------------------------------
                       Number of     % of Total
                       Securities     Options      Exercise                Potential Realizable Value at
                       Underlying    Granted to     or Base                Assumed Annual Rates of Stock
                        Options     Employees in     Price    Expiration   Appreciation for Option Term(2)
      Name            Granted (1)    Fiscal Year   ($/Share)     Date      0%($)      5%($)          10%($)
-----------------     -----------    -----------   ---------     ----      -----      -----          ------
Arthur J. Higgins     400,000(3)        28.54%      $57.67     12/3/2011     0     $14,507,341    $36,764,451
Arthur J. Higgins     400,000(4)        28.54%      $28.17     5/31/2012     0     $ 7,086,385    $17,958,290
Ulrich Grau           150,000(5)        10.70%      $45.98     3/15/2012     0     $ 4,337,486    $10,992,042

      (1) All options were granted at an exercise price t hat equaled or exceeded the fair market value of the Common St ock on the date of grant, as determined by the last sale price as reported on the Nasdaq National Market.

      (2) The amounts set forth in the three columns repr esent hypothetical gains that might be achieved by the optionees i f the respective options are exercised at the end of their terms . These gains are based on assumed rates of stock price appreciat ion of 0%, 5% and 10% compounded annually from the dates the respecti ve options were granted. The 0% appreciation column is included because the options were granted with exercise prices which equaled or exceeded the market price of the underlying Common Stock on the date of grant, and thus will have no value unless the Company's stock price increases above the exercise prices.

      (3) Pursuant to his employment agreement, Mr. Higgins was granted an option to purchase 400,000 shares of the Company's Common Stock for an exercise price of $57.67 per share during December 2001 as a result of his appointment as Chairman of the Board. These options vest over a four year period at a rate of 100,000 shares per year. The vesting and exercisability of such shares will accelerate if (i) the last sale price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Higgins is employed by the Company, (ii) Mr. Higgins' employment is terminated without "cause" (as defined in Mr. Higgins' employment agreement) in connection with a "change in control" (as defined in Mr. Higgins' employment agreement), or (iii) Mr. Higgins terminates his employment for "good reason" (as defined in Mr. Higgins' employment agreement) in connection with a change in control.

      (4) The Compensation Committee granted Mr. Higgins long-term incentive options in May 2002 to purchase 400,000 shares of the Company's Common Stock for an exercise price of $28.17 per share. The vesting and exercisability of such shares will accelerate if (i) the last sale price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the Nasdaq National Market during a time in which Mr. Higgins is employed by the Company (ii) Mr. Higgins' employment is terminated without cause (as defined in Mr. Higgins' employment agreement) in connection with a "change in control" (as defined in Mr. Higgins' employment agreement), or (iii) Mr. Higgins terminates his employment for good reason (as defined in Mr. Higgins' employment agreement) in connection with a change of control.

      (5) In connection with an employment agreement, the Compensation Committee granted Dr. Grau an option to purchase 150,000 shares of the Company's Common Stock for an exercise price of $45.98 per share. Of these options, 100,000 will vest over a five year period at a rate of 20,000 per year. The vesting and exercisability of such shares will accelerate if the last sale price of the Company's Common Stock exceeds $100 per share for at least twenty consecutive trading days as reported by the NASDAQ market during a time in which Dr. Grau is employed by the Company. The remaining 50,000 options shall vest on the fifth anniversary of the grant and shall immediately vest and become exercisable on the date of which the audited financial statements of the Company report net annual revenues of not less than fifty million dollars from the commercial sale of the product(s) used for organ rejection or autoimmune diseases per a contemplated royalty agreement between the Company and Vivo Healthcare, provided Dr. Grau is employed by the Company on a full-time basis as its Chief Scientific Officer.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

      The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended June 30, 2002 and unexercised options held as of June 30, 2002.


                                                                  Number of Securities          Value of Unexercised
                                                                 Underlying Unexercised         In-the-Money Options
                               Shares                            Options at FY-End (#)             at FY-End ($)(1)
                              Acquired         Value        -----------------------------   ---------------------------
      Name                On Exercise (#)    Realized ($)   Exercisable     Unexercisable   Exercisable   Unexercisable
      ----                ---------------    ------------   -----------     -------------   -----------   -------------
Arthur J. Higgins               --               --             250,000          950,000             --              --

Ulrich Grau                     --               --                  --          150,000             --              --

Dr. Jeffrey McGuire             --               --              51,600           96,800       $667,067         $19,091

Kenneth J. Zuerblis             --               --              93,600           98,500      1,422,864          23,864

      (1) Based upon a market value of $25.12 as determined by the last sale price as reported on the Nasdaq National Market on June 30, 2002. If the exercise price is equal to or greater than such last sale price, the option is deemed to have no value.

                      EMPLOYMENT AND TERMINATION AGREEMENTS


      The Company has entered into an employment agreement with its President and Chief Executive Officer, Arthur J. Higgins. Under the employment agreement Mr. Higgins received an initial base salary of $500,000 per year and participated in Enzon's bonus plan for management commencing with the fiscal year ending June 30, 2002. The employment agreement may be terminated by either party with twelve months written notice, but not before May 31, 2005. Under the terms of Mr. Higgins' employment agreement, he is entitled to a bonus of between 0 and 200% of his base salary with a target of 100% of his base salary in future years. Under the terms of the agreement, Mr. Higgins was guaranteed a minimum cash bonus in the amount of $750,000 for the fiscal year ended June 30, 2002. On May 31, 2001 pursuant to the employment agreement, Mr. Higgins was granted an option under Enzon's Non-Qualified Plan, to purchase 400,000 shares of Enzon's Common Stock at the per share exercise price of $70.00, the last reported sale price of a share of the Company's Common Stock on the date of grant. The option vested as to 200,000 shares on May 31, 2001; however, these shares did not become exercisable until November 30, 2001. The remaining shares vest and become exercisable as to 50,000 shares on each of the first, second, third and fourth anniversaries of the date of grant. Pursuant to the employment agreement, Mr. Higgins was granted an additional option to purchase 400,000 shares of Enzon's Common Stock at the per share exercise price of $57.67, the last reported sale price of a share of Common Stock on December 3, 2001, the date the Board of Directors elected to have him begin serving as Chairman of the Board of Directors. Such option will vest and become exercisable as to 100,000 shares on the first, second, third and fourth anniversaries of such date. Notwithstanding the foregoing, all unvested options granted to Mr. Higgins shall immediately vest and become exercisable if (i) the last reported sale price of a share of Enzon's Common Stock is at least $100.00 as reported on the Nasdaq National Market for at least twenty consecutive trading days, provided that, Mr. Higgins is then employed by Enzon on a full-time basis as its President and Chief Executive Officer, (ii) Mr. Higgins' employment is terminated without "cause" (as defined in Mr. Higgins' employment agreement) in connection with a "change in control" (as defined in Mr. Higgins' employment agreement), or (iii) Mr. Higgins terminates his employment for "good reason" (as defined in Mr. Higgins' employment agreement) in connection with a change in control. Pursuant to the employment agreement, Mr. Higgins also received 25,000 shares of restricted Common Stock, which shall vest as to 5,000 shares per year commencing on the first anniversary of the commencement of his employment (May 31, 2001). The shares of restricted Common Stock will vest immediately upon (i) the Company terminating Mr. Higgins' employment without cause, (ii) Mr. Higgins terminating his employment for good reason, or (iii) Mr. Higgins' death or "disability" (as defined in Mr. Higgins' employment agreement).

      In the event Mr. Higgins' employment is terminated by Enzon without cause or by Mr. Higgins for good reason, prior to May 31, 2004, Mr. Higgins will be entitled to: (i) cash payments equal to the remainder of his base salary until May 31, 2005; (ii) a cash payment equal to the aggregate target bonus, which would have been payable to Mr. Higgins (based on his salary at the time of his termination) for each fiscal year until the fiscal year ending June 30, 2005; (iii) reimbursement for any medical and dental coverage available to Mr. Higgins and any family member for a period of up to eighteen months commencing on the date of termination; (iv) a cash payment equal to any unpaid base salary through the date of termination, (v) all shares of restricted Common Stock shall vest; and (vi) all options that have not vested at the time of termination will terminate; provided, however, a prorated portion of the tranche of unvested options that were scheduled to vest on the anniversary of the applicable grant date immediately following the date of such termination shall vest. In the event Mr. Higgins' employment is terminated by Enzon without cause or by Mr. Higgins for good reason subsequent to May 31, 2004, Mr. Higgins will be entitled to receive a cash payment equal to his annual base salary, his target bonus and the pro rata amount of the target bonus for the fiscal year in which he was terminated and items (iii), (iv), (v) and (vi) above.

      Mr. Higgins' employment agreement also requires him to maintain the confidentiality of Enzon information and assign inventions developed during the term of the agreement and for a six-month period following termination of employment with Enzon. Mr. Higgins is precluded from competing with Enzon during the term of his employment agreement and for two years after his employment is terminated.

      The Company entered into a three year employment agreement with Dr. Ulrich Grau with an automatic renewal for an additional twenty-four months. This agreement provides for a base salary of $400,000 per year and participation in Enzon's bonus plan for management commencing with the fiscal year ending June 30, 2002. Dr. Grau was granted an option under Enzon's Non-Qualified Plan to purchase 150,000 shares of Enzon's Common Stock at a per share exercise price of $45.98. With regard to 100,000 shares subject to this option, this option vests and becomes exercisable as to 25,000 shares on the first, second, third and fourth anniversaries of the date of grant. The remaining 50,000 shares will vest on the fifth anniversary of the grant and shall immediately vest and become exercisable on the date of which the audited financial statements of the Company report net annual revenues of not less than fifty million dollars from the commercial sale of the product(s) used for organ rejection or autoimmune diseases per a contemplated royalty agreement between the Company and Vivo Healthcare, provided Dr. Grau is employed by the Company on a full-time basis as Chief Scientific Officer.

      In the event Dr. Grau's employment is terminated by Enzon without cause or by Dr. Grau for good reason (as defined in Dr. Grau's employment agreement), Dr. Grau will be entitled to (i) cash payments equal to his annual base salary (ii) cash payment equal to the target bonus which would be payable for the fiscal year which commences immediately following the date of termination (iii) reimbursement for any medical and dental coverage available to Dr. Grau and any family member a period of up to eighteen months commencing on the date of termination (ii) a cash payment equal to any unpaid base salary through the date of termination, (v) cash payment equal to a pro rata amount of the target bonus for the fiscal year during which termination occurs (vi) all options that have not vested at the time of termination will terminate, however, with respect to the option to purchase 100,000 shares, a prorated portion of the tranche of unvested options which were schedule to vest on the anniversary of the commencement date immediately following the date of such termination shall vest. The option to purchase 50,000 shares which becomes exercisable on the fifth anniversary date of the commencement date subject to acceleration upon the achievement of an annual net annual revenue milestone, as described above, shall vest as to a pro-rated portion of such shares as of the date of termination.

      Dr. Grau's employment agreement also requires him to maintain the confidentiality of Enzon information during the term of his agreement. Dr. Grau is precluded from competing with Enzon during the term of his employment agreement and for two years after his employment is terminated.

      The Company has an agreement with Mr. Zuerblis which provides for payment of three years of Mr. Zuerblis' compensation and benefits (as defined in such agreement) following a change in control of the Company (as defined in such agreement) including the provision for such payment in the event Mr. Zuerblis' employment with the Company is terminated under certain circumstances. Following such change in control any unvested options, except for the 100,000 options granted to Mr. Zuerblis in July 2000 which are not subject to this agreement, held by Mr. Zuerblis would vest and become exercisable if his employment with the Company is terminated under certain circumstances following such change in control. The term of this agreement is for three years. Prior to a change in control of the Company, the agreement automatically renews on each successive anniversary for an additional three years, unless the Company gives Mr. Zuerblis 60 days notice prior to the anniversary date that it does not plan to renew such agreement.

      Dr. Jeffrey McGuire and Kenneth Zuerblis were each granted an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $44.75 per share in July 2000. Of the options granted to each of Dr. McGuire and Mr. Zuerblis, 50,000 shares will vest and become exercisable at a rate of 10,000 shares per year for so long as each one of them remains employed by the Company. The remaining 50,000 shares will each vest on the seventh anniversary of the date of grant if Dr. McGuire or Mr. Zuerblis, as the case may be, is employed by the Company at such date. Under the terms of options granted to Dr. McGuire and Mr. Zuerblis, in the event of change in control (as defined in Dr. McGuire's and Mr. Zuerblis' option agreement), other than a liquidation, a sale of at least 80% of the assets of the Company, or a merger in which the Company is not the surviving entity, the 100,000 options granted to each of Dr. McGuire and Mr. Zuerblis will vest and become exercisable according to the terms of the option agreement as if the change in control had not occurred. However, with respect to the 50,000 shares which vest on the seventh anniversary of the date of grant, if a change in control in which the Company liquidates, sells at least 80% of its assets, or merges with another company and is not the surviving corporation occurs prior to July 31, 2007, and the Company's stockholders receive at least $100 per share in connection with the change in control, the option will vest upon the change in control if Dr. McGuire or Mr. Zuerblis, as the case may be, is still employed by the Company on such date, or, in the event that Dr. McGuire or Mr. Zuerblis, as the case may be, is not still employed by the Company on such date, if Dr. McGuire's or Mr. Zuerblis' termination was not voluntary or was not for cause. With respect to the shares which vest over a five year period, if a liquidation, a sale of at least 80% of the Company's assets, or, a merger in which the Company is not the surviving entity, occurs prior to July 31, 2005, the options will vest upon the change in control if Dr. McGuire or Mr. Zuerblis, as the case may be, is still employed by the Company on such date, or, in the event that Dr. McGuire or Mr. Zuerblis is not still employed by the Company on such date, if Dr. McGuire's or Mr. Zuerblis' termination was not voluntary or was not for cause.

      The Company has entered into a transition agreement with its Senior Vice President, Scientific Affairs and former Chief Scientific Officer, Jeffrey McGuire. Under the transition agreement, Dr. McGuire's full-time employment with the Company terminated as of July 31, 2002 and he agreed to work as a part-time employee of the Company (up to five (5) hours per month) through June 30, 2003. Pursuant to the transition agreement, Dr. McGuire will receive monthly payments of $20,833.33 through June 30, 2003, although he has the right to request a lump sum payment of the remaining balance of such monthly payments at any time prior to June 30, 2003. The stock options that Dr. McGuire received pursuant to the Company's Non-Qualified Stock Option Plan will continue to vest in accordance with their respective terms and Dr. McGuire will maintain the right to exercise any and all vested options for so long as he remains an employee of the Company, provided that as of the date that Dr. McGuire's employment as a part-time employee of the Company terminates all vesting of his stock options will cease and he will have 190 days thereafter (or such earlier date as the options expire by their respective terms) in which to exercise any or all vested stock options If Dr. McGuire's employment terminates due to his death, his vested options may be exercised by the executors or administrators, or legatees or heirs, of his estate, in accordance with their original terms. Under the transition agreement, through June 30, 2003, Dr. McGuire has agreed to not directly or indirectly, become, or be interested in or associated with any other person, corporation, firm, partnership or entity engaged to a significant degree in (i) developing, marketing, or selling enzymes, protein-based biopharmaceuticals or other pharmaceuticals that are modified using polyethylene glycol ("PEG") or PEG containing polymers, (ii) developing, marketing or selling single-chain antigen-binding proteins or polypeptides or (iii) any technology or area of business in which the Company was involved to a significant degree through July 2002. In addition, pursuant to the transition agreement, during or after the term of his employment, Dr. McGuire is prohibited from using or disclosing to third parties, information relating to patent applications filed or to be filed by the Company, trade secrets relating to the Company's products or services, and information relating to the Company's research and development activities. Under the terms of the transition agreement, Dr. McGuire has assigned to the Company all tangible and intangible property, including, but not limited to, inventions, developments or discoveries conceived, reduced to practice, made or discovered by him or in collaboration with others during the term of his employment with the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      During the fiscal year ended June 30, 2002, the Compensation Committee of the Board of Directors consisted of three non-employee directors. The Compensation Committee determines all compensation paid or awarded to the Company's officers, including the Named Executive Officers in the Summary Compensation Table.

Compensation Philosophy

      The philosophy of the Company's compensation programs is to enhance the Company's performance and stockholder value by aligning the financial interests of the Company's senior managers with those of its stockholders, while keeping the overall compensation package competitive. The compensation package for officers includes a number of components. The package is designed to align individual compensation with the short-term and long-term performance of the Company and is based on the following principles:

      o Pay for achievement of business and strategic objectives, measured on the Company's financial and operating performance and individual strategic, management and development goals.

      o Pay competitively, with compensation set at levels that will attract and retain key employees. The Company regularly reviews compensation surveys of companies in the biopharmaceutical industry and sets compensation levels based on the results of these reviews.

      o     Align compensation with interests of stockholders through equity.

      The compensation package for each of the Named Executive Officers as well as other officers who are members of the Company's executive staff consists of four elements: (1) base salary, (2) performance-based incentive, (3) stock options, and (4) various other benefits. More specific information on each of these elements follows.

Base Salary

      The Compensation Committee aims to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the pharmaceutical and biotechnology industries, including those companies making up the Nasdaq Biotechnology Index line of the stock performance graph that appears in this proxy statement. The Compensation Committee believes that this is necessary to attract and retain the executive talent required to lead the Company, since the Company competes with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries are reviewed annually and in connection with promotions. Industry, peer group and national survey results are considered in making salary determinations to align the Company's pay practices with other companies in the pharmaceutical and biotechnology industries. In addition to survey results, individual job performance is also considered in setting salaries. The Chief Executive Officer reviews members of the executive staff and makes recommendations to the Compensation Committee on salary, including salary increases, based on his judgment of the individual's performance. The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, the annual salary and salary increases.

Annual Incentive Compensation

      The Company maintains an incentive program that provides an opportunity for officers and employees to earn an incentive based upon the performance of both the Company and the individual (the "Performance Incentive Program"). The incentive potential is stated as a percentage of the officer's and employee's base salary and varies by position. Financial and individual performance goals are set at the start of the fiscal year and are based on business criteria specified in this program. Actual incentives are calculated at the end of the fiscal year based on goal performance. All executive staff had the same corporate goals. Other goals and weightings for each participant varied, depending on the participant's position and areas of responsibility and the participant's effect on the Company's performance.

Stock Options

      The Compensation Committee believes that stock options directly link the amounts earned by officers with the amount of appreciation realized by the Company's stockholders. Stock options also serve as a critical retention incentive. Stock options have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. The Company's option programs are structured to encourage key employees to continue in the employ of the Company and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any option award, the Compensation Committee considers the individual's past performance and potential, the position held by the individual and the individual's annual base salary compensation.

      The Compensation Committee considers and makes option grants to officers and all other employees once a year. Options may also be granted at other times during the year in connection with promotions or for new hires. Option grants to executive staff members are made under the Stock Option Plans with the exercise price equal to the last reported sale price of the Company's Common Stock on the date of grant and expire up to ten years after the date of the grant. Vesting on most options occurs ratably over a four to five year period, which is designed to encourage retention.

Other Benefits

      Executive staff members participate in various medical, dental, life, disability and benefit programs that are generally made available to all salaried employees.

CEO Compensation

      Arthur J. Higgins has been President and Chief Executive Officer of the Company since May 2001. His employment agreement called for a base salary of $500,000 for fiscal 2002. The Compensation Committee awarded the Company's President and Chief Executive Officer a bonus of $750,000, as guaranteed pursuant to his employment agreement. The Compensation Committee also awarded cash bonuses under the Performance Incentive Program to the Company's other executive officers. The bonuses were based on the success of the launch of PEG-INTRON in combination with Ribavirin and the strengthening of the Company's financial position.

      Mr. Higgins is eligible for a bonus in future fiscal years of between 0 and 200% of his base salary with a target to of 100% of his base salary. These compensation levels were based on Mr. Higgins extensive prior experience as a senior executive in a major multinational pharmaceutical company and the compensation paid to chief executive officers with similar credentials. Pursuant to his employment agreement Mr. Higgins received an option to purchase 400,000 shares of Common Stock at a per share exercise price of $57.67 on December 3, 2001, when he assumed the position of Chairman of the Board of Directors. Such option vests and becomes exercisable as to 100,000 shares on December 3, 2002 and the first, second and third anniversaries of such date. Mr. Higgins was granted an option to purchase 400,000 shares of Common Stock at a per share exercise price of $28.17 under the 2001 Incentive Stock Plan as a long-term incentive on May 31, 2002. This option vests and becomes exercisable as to 100,000 shares on May 31, 2003 and the first, second and third anniversaries of such date. Notwithstanding the foregoing, all unvested options granted to Mr. Higgins shall immediately vest and become exercisable when the last reported sale price of a share of Enzon's Common Stock is at least $100.00 as reported on the Nasdaq National Market for at least twenty consecutive trading days, provide that, Mr. Higgins is then employed by Enzon on a full-time basis as its President and Chief Executive Officer. The options granted to Mr. Higgins in fiscal 2002 were granted with an exercise price equal to the last reported sale price of the Company's Common Stock as reported on the Nasdaq Market on the date of the grant.

                                           THE COMPENSATION COMMITTEE
                                           Rolf A. Classon, Chairman
                                           David S. Barlow
                                           Dr. Rosina B. Dixon

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company is expected to enter into an assignment agreement and a royalty agreement with Vivo Healthcare Corporation ("Vivo"). Dr. Grau is a 37.5% stockholder of Vivo. The material business terms of the assignment agreement and royalty agreement were negotiated prior to the time Dr. Grau joined the Company. Pursuant to the assignment agreement Vivo will assign to the Company, Vivo's entire right, title and interest in, to and under all of the assets of Vivo used or useful in connection with the development of a polymenzed version of mycophenolate ("p-MPA technology"). In consideration for the agreement the Company has agreed to pay Vivo's a milestone payment of $750,000 when an IND for a product containing the P-MPA Technology is approved and royalties, if any, on sales of this product by the Company. The development of the product to the IND stage is at the sole discretion of the Company. Vivo and each of Vivo's stockholder's, including Dr. Grau, have agreed to not compete with the Company in marketing the p-MPA technology or products which include the p-MPA technology, either directly or indirectly, for a period up to five (5) years following the execution date of the assignment agreement. The Company is not obligated to develop, commercialize or otherwise exploit the p-MPA technology, provided that if the Company does not expend at least one million dollars ($1,000,000) on the development or commercialization of the p-MPA technology during the two (2) years following the execution date of the assignment agreement, (i) the five (5) year non-compete period shall be reduced to two (2) years following the execution date of the assignment agreement, and (ii) Vivo shall have the right to cause the Company to reassign the p-MPA technology to Vivo. Pursuant to the royalty agreement with Vivo, the Company is required to pay Vivo a royalty percentage based on the aggregate net sales by the Company or its licensees of products which embody the p-MPA technology at the rate of (i) three percent (3%) up to the first $25 million of such net sales by the Company (or aggregate royalties the Company receives on such net sales by its licensees); (ii) two percent (2%) for the next $25 million of such net sales by the Company (or aggregate royalties the Company receives on such net sales by its licensees); (iii) one percent (1%) for the next $50 million of such net sales by the Company (or aggregate royalties the Company receives on such net sales by its licensees); and (iv) one-half of one percent (0.5%) of such net sales by the Company thereafter (or aggregate royalties the Company receives on such net sales by its licensees). If Vivo breaches any of its material obligations under the royalty agreement then the Company has the right to terminate such agreement upon thirty (30) days written notice to Vivo. The royalty agreement also terminates upon the reassignment of the p-MPA technology to Vivo pursuant to the assignment agreement. Subject to possible early terminations as described above, the royalty agreement will terminate the later of (i) ten (10) years after the execution of the royalty agreement or (ii) such time when the Company does not hold any valid and enforceable patents relating to the p-MPA technology.

                  REPORT OF THE FINANCE AND AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

      The Company's Finance and Audit Committee consists of three independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors adopted a written charter for the Finance and Audit Committee on June 7, 2000 and the Finance and Audit Committee reviewed and revised such charter on September 11, 2002 (a copy of which is attached hereto as Appendix A).

      The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. In furtherance of such purpose, the Finance and Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors as well as the approval, in advance, of all services provided by the independent auditors, whether audit services or non-audit services. In addition, the Finance and Audit Committee shall assist with: (a) the overview of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls, (c) the annual independent audit of the Company's financial statements, and (d) the Company's legal compliance and ethics programs, as established by management and the Board of Directors.

      The Finance and Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2002 with management. Furthermore, the Finance and Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61. Also, the Finance and Audit Committee has received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG such auditing firm's independence. Based on these reviews and discussions the Finance and Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, the last fiscal year for filing such annual report with the U.S. Securities and Exchange Commission.

                                           THE FINANCE AND AUDIT COMMITTEE
                                           Robert LeBuhn, Chairman
                                           David S. Barlow
                                           Rolf A. Classon

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         The graph below summarizes the total cumulative return experienced by the Company's stockholders from June 30, 1997 through June 30, 2002, compared to the Nasdaq National Market-US Index and the Company's Peer Group index, the Nasdaq Biotechnology Index. The changes for the periods shown in the graph and table below are based on the assumption that $100 had been invested in the Company's Common Stock and in each index below on June 30, 1997.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG ENZON, INC., THE NASDAQ NATIONAL MARKET INDEX AND PEER GROUPS

                                                    Cumulative Total Return
                                   ---------------------------------------------------------
                                    6/97     6/98     6/99       6/00       6/01       6/02
                                    ----     ----     ----       ----       ----       ----
   ENZON, INC                      100.00   283.33   919.44   1,888.89   2,777.78   1,116.44
   NASDAQ STOCK MARKET (U.S.)      100.00   131.62   189.31     279.93     151.75     103.32
   NASDAQ BIOTECHNOLOGY            100.00   102.58   164.03     393.49     327.72     164.94

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of October 25, 2002 concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's voting stock, each director, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group:

                                                                   Percentage of
      Directors, Officers or                       Number of       Voting Stock
        5% Stockholders(1)                         Shares(2)      Outstanding(3)
        ------------------                         ---------      --------------
Arthur J. Higgins                                  387,638(4)             *
Ulrich Grau                                            116(5)             *
Dr. Jeffrey McGuire                                 67,653(6)
Rolf A. Classon                                     56,923(7)             *
David S. Barlow                                     48,290(8)             *
Dr. Rosina B. Dixon                                143,808(9)             *
Dr. David W. Golde                                  98,920(10)            *
Robert LeBuhn                                       98,597(11)            *
Robert L. Parkinson, Jr.                             5,000                *
Kenneth J. Zuerblis                                115,216(12)            *
Orbimed Advisors, Inc.                           3,144,500(13)          7.2%
  767 Third Avenue
  New York, NY 10017
Janus Capital Corporation                        2,798,190(14)          6.4%
  Thomas Bailey
  100 Fillmore Street
  Denver, Colorado 80206
Fidelity Management and Research                 2,477,026(15)          5.6%
   82 Devonshire Street
   Boston, MA 02109
All Executive Officers and Directors             1,022,161(16)          2.3%
      as a group (ten persons)

      ---------------------

      *     Less than one percent.

      (1) The address of all current executive officers and directors listed above is in the care of the Company.

      (2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

      (3) Gives effect to 43,001,323 shares of Common Stock and 7,000 shares of Series A Preferred Stock which were issued and outstanding as of October 25, 2002. Generally, the Series A Preferred Stock and Common Stock will vote as one class of stock. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of October 25, 2002 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of October 25, 2002 plus (B) the number of shares of Series A Preferred Stock outstanding as of October 25, 2002 plus (C) the number of shares of Common Stock issuable upon exercise of options held by such stockholder which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002.

      (4) Includes 350,000 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002, 25,000 shares of restricted Common Stock which vest as to 5,000 shares per year commencing May 31, 2002 and 138 shares held through Mr. Higgins' 401K account.

      (5)   Includes 116 shares held through Dr. Grau's 401K account.

      (6) Includes 65,000 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002, and 2,251 shares held through Dr. McGuire's 401K account. Dr. McGuire resigned as Chief Scientific Officer in March 2002.

      (7) Includes 50,000 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002.

      (8) Includes 39,996 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002.

      (9) Includes 116,664 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002, 500 shares held by Dr. Dixon's husband and 100 shares held by Dr. Dixon's son. Dr. Dixon disclaims beneficial ownership as to shares held by her husband and son.

      (10) Includes 55,320 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002, 35,500 shares held by a trust for Dr. Golde's benefit, 2,600 shares held by a separate trust for Dr. Golde's daughter, 1,000 shares beneficially owned by Dr. Golde's wife and 4,200 shares owned by Dr. Golde's sons. Dr. Golde disclaims beneficial ownership as to shares held by his sons.

      (11) Includes 86,664 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2002.

      (12) Includes 107,750 shares subject to options which were exercisable as of October 25, 2002 or which will become exercisable within 60 days after October 25, 2001, 600 shares owned by Mr. Zuerblis' IRA and 4,266 shares held through Mr. Zuerblis' 401k account.

      (13) The information concerning the stock ownership of Orbimed Advisors, LLC was obtained from a Schedule 13F filed with the Securities and Exchange Commission for the period ended June 30, 2002.

      (14) The information concerning the stock ownership of the Janus Capital Corporation and Thomas Bailey was obtained from a Schedule 13G filed with the Securities and Exchange Commission on September 9, 2002. Janus Capital Corporation has sole voting and dispositive power over 2,798,190 shares of Common Stock. Thomas Bailey, President and Chairman of the Board of Janus Capital Corporation, as a result of his position may be deemed to exercise control of Janus Capital Corporation.

      (15) The information concerning the stock ownership of Fidelity Management and Research was obtained from a Schedule 13F filed with the Securities and Exchange Commission for the period ended June 30, 2002.

      (16) Includes all shares owned beneficially by the directors and executive officers named in the Summary Compensation Table.

                          PROPOSAL NO. 2 - APPROVAL OF
                 PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE
                  OF INCORPORATION TO CHANGE THE COMPANY'S NAME

      On September 11, 2002, the Board of Directors approved an amendment to the Company's Certificate of Incorporation, subject to stockholder approval, to change the Company's name from "Enzon, Inc." to "Enzon Pharmaceuticals, Inc.".

      The proposed new name better reflects the Company's on-going strategy to become a more fully integrated bio-pharmaceutical company while continuing to build on the brand recognition already established for the "Enzon" name.

      Text of the of the proposed amendment to the Certificate of Incorporation is as follows:

            "The Certificate of Incorporation of Enzon, Inc. shall be amended by deleting Article 1 thereof and fully restating it as follows:

            Article 1: The name of the corporation is Enzon Pharmaceuticals, Inc. (the "Corporation")."

      The change in corporate name will not affect the status of the Company or the rights of any stockholder in any respect, or the validity or transferability of stock certificates presently outstanding. The Company's stockholders will not be required to exchange stock certificates to reflect the new name. If a physical certificate represents a stockholder's shares of common stock currently, that certificate will continue to represent such stockholder's ownership of such shares. It will not be necessary for stockholders to surrender stock certificates bearing the Company's former corporate name. When physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.

      The Board of Directors recommends a vote for approval of the proposed amendment to the Certificate of Incorporation. (Proposal No. 2 on the Proxy
Card)

                     PROPOSAL NO. 3 RATIFICATION OF AUDITORS

      On September 11, 2002, the Finance and Audit Committee of the Board of Directors, pursuant to authority granted by the Board of Directors, approved the retention of KPMG LLP ("KPMG"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2003. KPMG served as auditor of the consolidated financial statements of the Company for the fiscal years ended June 30, 2002, 2001, and 2000. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.

Audit Fees

      The aggregate fees billed by KPMG in connection with its audit of the Company's annual financial statements for the fiscal year 2002 and its review of the financial statements included in the Company's Form 10-Qs during fiscal year 2002 was $79,000.

All Other Fees

      KPMG billed the Company fees totaling $237,000 for all other services performed during fiscal year 2002 which related to tax consulting and compliance; due diligence for proposed mergers and acquisitions; the services related to selection of a new financial reporting system and various technical accounting consultations. The Finance and Audit Committee has considered whether the provision of all other services by KPMG is compatible with maintaining KPMG's independence and concluded that KPMG is "independent".

      The Board of Directors recommends a vote FOR ratification of the selection of KPMG, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2003 (Proposal No. 3 on the Proxy Card).

                         ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2002 accompanies this Proxy Statement.

                             STOCKHOLDERS' PROPOSALS

      In order for a stockholder to have a proposal included in the proxy statement for the 2003 annual stockholders' meeting, the proposal must comply with both the procedures identified by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act") and be received in writing by the Company's Secretary on or before 5:00 P.M. Eastern Standard Time on July 3, 2003. Such a proposal will be considered at the 2003 annual stockholders' meeting.

      Pursuant to the advance notice requirements in Article II Section 2.15 of the Company's By-laws, to be considered at the 2003 annual stockholder meeting, a stockholder's proposal must be delivered to or mailed and received by the Secretary of the Company not later than one hundred twenty (120) days prior to such meeting. Therefore, in the event a stockholder does not meet the July 3, 2003 deadline under Rule 14a-8 under the Exchange Act, the stockholder can still give notice of a proposal to be presented at the 2003 annual stockholders' meeting until August 2, 2003, however, such proposal will not be included in the Company's proxy materials relating to such meeting. The Company's Bylaws further require the stockholder to provide to the Secretary of the Company, among other things, the name and address of the stockholder who intends to make the nominations or propose the business, the name and address of the person or persons to be nominated, a description of the business to be proposed and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

      Any proposal received after August 2, 2003 will be considered untimely within Rule 14a-4(c) under the Exchange Act and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                     GENERAL

      The cost of soliciting proxies will be borne by the Company. In addition to mailing, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

      Unless contrary instructions are indicated on the proxy card, all shares of Common Stock or Series A Preferred Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named herein and FOR Proposal No. 2 and Proposal No. 3.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares of Common Stock or Series A Preferred Stock or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock or Series A Preferred Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Kenneth J. Zuerblis, at Enzon, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807.

      The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock or Series A Preferred Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock or Series A Preferred Stock will be voted in accordance with the specification so made.

      Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                            By order of the Board of Directors,


                                            /s/Kenneth J. Zuerblis
                                            -----------------------------
                                            Kenneth J. Zuerblis
                                            Corporate Secretary

Bridgewater, New Jersey
October 28, 2002

                                   Appendix A

                   CHARTER OF THE FINANCE AND AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                   ENZON, INC.

Authority

      The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Enzon, Inc. (the "Company") is established pursuant to Article III,
Section 8 of the Company's Amended and Restated By-laws and Section 141(c) of the Delaware General Corporation Law. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meetings of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

Purpose

      The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. In furtherance of such purpose, the Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors as well as for the approval, in advance, of all services provided by the independent auditors, whether audit services or non-audit services; provided, that non-audit services may be approved after engagement therefor but before completion of the audit for the applicable fiscal year as may be permitted by Section 10A of the Securities Exchange Act of 1934 and the applicable rules of the NASD. In addition, the Committee shall assist with: (a) the overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls, (c) the annual independent audit of the Company's financial statements, and (d) the Company's legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Committee, the other directors, the independent auditors, the internal auditors and the financial and senior management of the Company.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain independent counsel, auditors or other advisors for this purpose. The Committee is in place to represent the Company's stockholders; accordingly, the independent auditors are ultimately accountable to, and must report directly to, the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of Section 10A of the Securities Exchange Act of 1934 and the applicable rules of the NASD.

      Accordingly, all of the members will be directors:

      1. Who have no relationship to the Company or any of its subsidiaries (other than as a member of the Committee, the Board or any other Board committee) that may interfere with the exercise of their independence from management and the Company or that would otherwise cause such director to be an affiliated person of the Company or any of its subsidiaries;

      2. Who have not accepted any consulting, advisory, or other compensatory fee from the Company other than in his or her capacity as a member of the Committee, the Board or any other Board committee; and

      3. Who are financially literate. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Meetings

      The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Company's independent auditors in separate sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition the Committee, or any member thereof designated Chairman of the Committee, should meet or confer with the independent auditors and management quarterly to review the Company's periodic financial statements prior to their filing with the Securities and Exchange Commission. The Committee may ask members of management and others to attend its meetings.

Key Responsibilities

      The Committee's job with respect to the Company's financial statements is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o     The Committee shall:

      - review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standard ("SAS") No. 61;

      - as a whole, or through the Committee chair, review with the independent auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q;

      - request from the independent auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1 ("Standard No. 1");

      - discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence;

      - take appropriate action to oversee the independence of the independent auditors;

      - prepare a report to be included in each annual proxy statement of the Company commencing after December 15, 2000 which states, among other things, whether (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K, (ii) the Committee has discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by SAS No. 61, (iii) the Committee has received the written disclosures and letter from the Company's independent auditors required by Standard No. 1 and has discussed with the independent auditors their independence, and (iv) the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year;

      - review with the independent auditors, the Company's internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such control procedures or particular areas where new or more detailed controls or procedures are desirable;

      - review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors; review accounting and financial human resources and succession planning within the Company;

      - submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board; and

      - use its established procedures to investigate any matter brought to its attention within the scope of its duties, with the power to retain independent counsel for this purpose if, in its judgment, that is appropriate.

o The Committee recognizes the independent auditors' ultimate accountability to the Committee as representative of the shareholders of the Company. In connection therewith, the Committee shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate, determine the compensation of, and, where appropriate, replace the independent auditors.

      In addition to its oversight functions described above, the Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall also review and approve all transactions between the Company or any of its subsidiaries and any party related to the Company or any of its subsidiaries.

Proxy Card

                                   ENZON, INC.

                 Annual Meeting of Stockholders December 3, 2002
           This Proxy Is Solicited on Behalf of the Board of Directors

      Arthur J. Higgins and Kenneth J. Zuerblis and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Enzon, Inc. (the "Company") to be held on December 3, 2002 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of the Company to which the undersigned is entitled to vote at the Annual Meeting.

      UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2 and 3.

(1) Election of the following nominees as Class I Directors to serve in such capacities until their successors are duly elected and qualified:

       Arthur J. Higgins                      Rosina B. Dixon

(Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).)

       /  / FOR all nominees                  /  / WITHHOLD authority for all

(2) Proposal to approve the amendment to the Company's Certificate of Incorporation to change the name of the Company from "Enzon, Inc." to "Enzon Pharmaceuticals, Inc.".

            /  / FOR             /  / AGAINST             /  / ABSTAIN

(3) Ratification of the selection of KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2003.

            /  / FOR             /  / AGAINST             /  / ABSTAIN

/  / Please check this box if you expect to attend the Annual Meeting in person.

                                            (Please sign exactly as name appears
                                            to the left, date and return. If
                                            shares are held by joint tenants,
                                            both should sign. When signing as
                                            attorney, executor, administrator,
                                            trustees or guardian, please give
                                            full title as such. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.)


                                            Date:
                                                 -------------------------------


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                                                         Sign Here


                                            ------------------------------------
                                                 Signature (if held jointly)


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                                             Capacity (Title or Authority, i.e.
                                                     Executor, Trustee)


                                    PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY.